EXHIBIT 4.11

                              SPONSORSHIP AGREEMENT
                              ---------------------


     SPONSORSHIP AGREEMENT dated as of May 1, 2002 (this "Agreement"), by and between XYBERNAUT CORPORATION, a Virginia corporation ("XC"), and ALEX JOB RACING, INC., a Florida corporation ("AJR").

                                W I T N E S S T H
                                - - - - - - - - -

     WHEREAS, XC is the market leader in wearable computers and related solutions and engages in other activities related thereto; and

     WHEREAS, AJR is in the business of operating and maintaining "Le Mans" level racing car teams for the 2002 Le Mans American Racing Season (the "Season"); and

     WHEREAS, XC is desirous of sponsoring an automobile racing team comprised of two (2) Porsche GT racing cars which will be raced and managed during the Season by AJR (the "Team"), in order to enhance market awareness and visibility of XC, and its business and products; and

     WHEREAS, AJR is desirous of providing the aforementioned sponsorship to XC.

     NOW, THEREFORE, in consideration of the terms, covenants and conditions herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged by the parties, XC and AJR agree as follows:

                                A G R E E M E N T
                                - - - - - - - - -

     1. Sponsorship.

          (a) In consideration of the payments, through the issuance of securities to AJR as provided for in Section 3 hereof, AJR agrees to designate XC as an associate sponsor and the "exclusive technology sponsor" for wearable computer technology" of the Team for the Season and grants to XC the rights and benefits of such sponsorship as more fully set forth herein.

          (b) In order to publicly reflect this sponsorship and provide the XC with the goodwill associated with the sponsorship, AJR shall provide and XC shall receive, throughout the Term (as hereinafter defined) of this Agreement the following:

                (i) an XC logo shall be prominently displayed on the front hoods and rear quarters of the two (2) Le Mans level Porsche racing cars (the "Cars"), which will be raced by Team throughout the Season,

                (ii) a large XC logo will be prominently displayed on the transporter vehicles for the Cars,

                (iii) an XC logo shall be displayed on the dashboard of each Car in a prominent and conspicuous place so that the logo will be visible to


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                        any in-car  camera which may be located in either of the
                        Cars.  XC  acknowledges   that  the   installation   and
                        operation of an in-car camera is not within the control of, or guaranteed by, AJR, and

                (iv) XC logo patches (which will be furnished by XC) shall be worn on a prominent place on the uniforms of all of the crew and Team members.

     The size and placement of the XC logos, as mutually agreed upon by XC and AJR, shall be the same size and placement as appearing in the first race of the Season on the Cars, transport vehicles and crew uniforms. XC shall have approval rights over use of its logo by AJR and shall designate which XC trademark identifications are utilized by AJR and how they are used in connection with the logos. The costs and expenses of placing the XC logos on the Cars as contemplated by subsections (ii), (ii) and (iii) of this Section 1(b) shall be borne exclusively by AJR.

          (c) In addition to the logo placements described in Section 1(b) hereof, as part of the sponsorship granted hereby, during the Term of this Agreement, XC shall also receive and AJR shall provide, at AJR's cost and expense (except as otherwise expressly provided), the following:

                (i) AJR shall make one of the Cars available for display at one (1) promotional event to be designated by XC.

                (ii) If requested by XC, XC shall have the right to host XC's employees and invitees at a hospitality tent at the various race venues during the Season, the details of each hospitality event to be agreed to by XC and AJR (such details to include, without limitation, the amount of costs to be paid by XC, the drinks and food service at the event, seating, the availability of VIP parking, etc.).

                (iii) If requested by XC, in its sole discretion, AJR shall make one of the drivers of the Cars available to attend promotional and media events hosted by XC; provided that XC shall pay for the reasonable out-of-pocket costs and expenses incurred by AJR in making the driver available for such events.

                (iv) AJR shall provide a link from its website to XC's website, such linking to be accomplished as soon as possible after the date of this Agreement. AJR shall not make any reference to XC on its website (or modify any approved reference) without XC's prior written approval.

                (v) AJR shall use its best efforts to promote the name, image, brand and reputation of XC and the products and services of XC. In addition, AJR shall assist XC in evaluating various applications of wearable and wireless
                        devices  to  automobile   racing   including

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                        potential  applications  for the use of  devices  at the
                        track, in the pits, in the stands and generally for crowd control.

                (vi) Subject to the prior approval of Porsche, XC shall have the right to use photographs of the Cars, the drivers and other Team members in connection with the preparation of promotional and marketing materials, without paying any royalty or other fee. If clearance or approvals are required to be obtained in connection with the use of such photographs, AJR shall use commercially reasonable efforts to obtain such clearances and approvals. The extent of the approvals to be sought from the drivers and other Team members shall include the right to use their name, likeness, approved biography and sobriquet in connection with such marketing and promotional materials.


     2. Other Rights of XC. During the Term of this Agreement, XC shall have the right to identify itself with the Team and to identify itself as an official "technology sponsor for wearable computers" of the Team in any promotional, marking or other materials used by XC.


     3. Consideration to AJR; Registration Rights.

          (a) In consideration of the rights granted to XC pursuant to Sections 1 and 2 hereof and the provisions of this Agreement, XC shall issue to AJR (i) 125,000 shares (the "Shares") of common stock, par value $0.01 of XC (the "Common Stock"); and (ii) warrants to purchase 50,000 shares of Common Stock (the "Warrants"). The Warrants shall have an exercise price of $1.18 per share being the closing market price for the Common Stock on April 30, 2002 and shall be exercisable for a period of three (3) years from their date of issue.

          (b) In addition to the Shares and Warrants to be issued to AJR pursuant to Section 3(a) hereof, XC agrees to provide to AJR five (5) to eight
(8) (as determined by XC in its discretion) MAV(R) wearable computers (the "Units") to be used by AJR to promote XC's products and services as contemplated by Section 1(c)(v). AJR shall have no liability for any damage to or loss of the wearable computers issued to AJR under this Agreement, except to the extent such damage or loss results from the intentional abuse of the equipment by AJR personnel.

          (c) XC shall provide a link from its website to AJR's website.

          (d) XC hereby grants to AJR "piggyback" registration rights with respect to the Shares and the shares of Common Stock underlying the Warrants (collectively, the "Registrable Securities"). Pursuant to such "piggyback" registration rights, XC shall include all of the Registrable Securities in any registration statement filed by XC with respect to its Common Stock (other than on a registration statement on Forms S-8 or S-4 (or any successors to such forms) or relating to any employee stock option plan) with the Securities and Exchange Commission. In the event a registration statement covering all of the Registrable Securities has not been filed with the Securities and Exchange Commission on or before July 1, 2002, XC agrees to pay to AJR $10,000. XC shall pay to AJR an additional $10,000 for each thirty-day period thereafter (e.g., ending, August 1, September 1, etc.) in which a registration statement has not been filed with the Securities and Exchange Commission for purposes of registering all Registrable Securities. All such payments due hereunder shall be payable on or before the 5th of the month in which such payment becomes due. In the event XC voluntarily withdraws any registration statement submitted to the Securities and Exchange Commission, XC shall be deemed to have never submitted such registration statement for purposes of this paragraph. Unless otherwise agreed by XC and AJR, none of the Registrable Securities shall be sold as part of an underwritten public offering in connection with the registration statement filed pursuant to this paragraph, but, instead, shall be delivered to AJR as unrestricted, freely trading Shares.

          (e) All costs and expenses associated with the registration of the Registrable Securities shall be born by XC.AJR shall provide XC with such information regarding AJR as XC shall request for inclusion in the registration statement and shall indemnify the Company and hold it harmless with respect to any material misstatement or material omission with respect to such information

          (f) All Registrable Securities that are registered pursuant to Section 3(d) hereof shall be subject to the "lock-up" provided for in this Section 3(f) (the "Lock-Up"), and AJR agrees to be bound by the Lock-Up. Pursuant to the Lock-Up, AJR agrees that following the registration of Registrable Securities, it shall not directly or indirectly, sell, transfer, pledge, assign, gift, hypothecate or otherwise dispose of more than 25,000 shares of Common Stock during any five (5) consecutive trading days on the principal securities exchange or securities market where XC's Common Stock is then traded.

     4. Accredited Investor Representations. In order to induce XC to issue the Shares and the Warrants to AJR, AJR hereby represents and warrants to XC as follows:

          (a) AJR is aware of what constitutes an "accredited investor" as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities laws, and AJR represents and warrants that is an "accredited investor" for purposes of Regulation D and such state securities laws.

          (b) AJR acknowledges that an investment in the Shares and the Warrants is a speculative investment and involves a high degree of risk, and that XC makes no assurances whatsoever concerning the present or prospective value of the Shares or the Warrants. AJR is able to bear the economic risks of an investment in the Shares and the Warrants, and, consequently, without limiting the generality of the foregoing, is able to hold the Shares and the Warrants for an indefinite period of time and has a sufficient net worth to sustain a loss of its entire investment in the Shares and the Warrants in the event such a loss should occur.

          (c) AJR has had an opportunity to review copies of XC's public filings with the United States Securities and Exchange Commission (the "SEC") (collectively, the "Public Documents"). AJR has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in the Public Documents and has been given the opportunity to meet with representatives of XC and to have them answer any questions and

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provide any  additional  information  considered  relevant by AJR. In making its decision to invest in Shares and the Warrants, AJR has relied solely on the Public Documents.

          (d) AJR is acquiring the Shares and the Warrants for AJR's own account for investment and not with a view to or for resale in connection with any distribution of the Shares or the Warrants. AJR has not offered or sold any portion of the Shares or the Warrants and has no present intention of dividing the Shares or the Warrants with others or of selling, distributing or otherwise disposing of any portion of the Shares or the Warrants either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance. AJR is acquiring the Shares and the Warrants for AJR's own account for investment and not with a view to or for resale in connection with any distribution of the Shares or the Warrants. AJR has not offered or sold any portion of the Shares or the Warrants and has no present intention of dividing the Shares or the Warrants with others or of selling, distributing or otherwise disposing of any portion of the Shares or the Warrants either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance. Nothing in this Section 4(d) shall limit the ability of the AJR to sell or transfer any of the Shares following the effectiveness of a registration statement concerning the Shares in accordance with Section 3(d) hereof.

          (e) AJR understands that the issuance of the Shares and the Warrants has not been registered under the Securities Act and that the Shares and the Warrants have been issued in reliance upon an exemption therefrom for non-public limited offerings. AJR acknowledges that the Shares and the Warrants constitute "restricted securities" under the Securities Act and they may not be sold, transferred, assigned, pledged or otherwise disposed of, except pursuant to a registration statement that is declared effective under the Securities Act, or an exemption from registration under the Securities Act as determined by XC's legal counsel. AJR further acknowledges and agrees that XC will place an appropriate restrictive legend on the certificates for the Shares and the Warrants, as applicable, to comply with the Securities Act and to identify the Shares and the Warrants as "restricted securities".

          (f) AJR further acknowledges that no United States federal (including, without limitation, the SEC), or state agency or similar agency of any other country, has reviewed, approved, passed upon or made any recommendation or endorsement regarding XC or the Shares or the Warrants.

          (g) AJR acknowledges that XC is relying on the accuracy of AJR's representations and warranties set forth in Section 4 in issuing the Shares and the Warrants to AJR.

          (h)  AJR  acknowledges   that  the  certificate  for  the  Registrable
Securities shall contain such legends as XC shall consider necessary to ensure compliance with the restrictions of the Securities Act and with the Lock-Up.

     5. Term. Subject to earlier termination as provided for herein, the term of this Agreement shall commence as of the date hereof and shall terminate at the end of the Season which is scheduled to end on October 12, 2002 (the "Term").

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     6. Licensed Materials.

          (a) XC does hereby grant AJR a limited and non-transferable license and non-exclusive right to use XC's logo and trademarks and service marks set forth on Schedule A attached hereto (the "Licensed Materials") during the Term of this Agreement. AJR shall only be permitted to use the Licensed Materials in connection with the Sponsorship and only in the limited manner expressly permitted as set forth on Schedule A attached hereto. No other use of any of the Licensed Materials by AJR shall be permitted. AJR shall not have the right to modify, alter or change any of the Licensed Materials. All Licensed Materials shall remain the sole and exclusive property of XC and AJR shall not obtain any right, title or interest therein. AJR shall not have any right to sub-license any of the Licensed Materials to any third party.

          (b) Upon the termination of this Agreement, AJR shall immediately cease using any of the Licensed Materials and shall comply with the written directions of XC in connection therewith.

          (c) XC represents and warrants to AJR that XC has the right to grant to AJR the right to use the Licensed Materials as contemplated by this Agreement.

          (d) AJR shall not use any of the Licensed Materials to express or imply any endorsement of any other sponsor of the Team by XC. AJR shall not use any of the Licensed Materials in connection with, or in any way associated with, the names, marks, trademarks, servicemarks, symbols, products, services, logos or proprietary designations or properties of any third party.

          (e) Notwithstanding anything to the contrary herein, AJR and/or Porsche shall be permitted to use photographs of the Cars, transport vehicles and crew uniforms containing XC logos and Licensed Materials for any promotional or marketing purposes during and forever after the term of this Agreement.


     7. Reputation. AJR shall not take any action or suffer any action to occur, whether taken by the Team or others, which could result in an adverse impact on XC, its Licensed Materials and the goodwill associated therewith as a result of this Agreement. Neither party shall have the right to use the corporate name of the other.


     8. Representations and Warranties.

          (a) In order to induce the other party hereto to enter into this Agreement, each of XC and AJR hereby represents and warrants to the other party as follows: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of the state of its incorporation, with full power to carry on its business as presently conducted and as contemplated by this Agreement and to execute, deliver and perform this Agreement in accordance with its terms; (ii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and (iii) its execution, delivery and performance of this Agreement does not and will not conflict with, violate or breach any of its constituent documents (including, without limitation, its articles of incorporation and by-laws) or

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any material  contract or agreement or any decree,  order or judgment or any law or regulation to which it is a party or subject or by which it or any of its properties or assets is bound.

          (b) AJR hereby further represents and warrants to XC as follows:

                (i) that AJR entering into this Agreement does not violate any rule or regulation of the entity and/or organization that oversees the Season; and

                (ii) AJR shall not make any representation or warranty that the Cars are owned by or the property of XC.

     9. Confidentiality Covenant.

          (a)  As  a  consequence  of  this   Agreement  and  the   relationship
established hereby, each party may obtain from the other party certain confidential and proprietary and/or non-public information with respect to the other party, including, without limitation, pricing terms, business plans and prospects, sales and marketing techniques, design concepts, information regarding the development, composition and manufacture of products, ideas, drawings, product specifications, trade and industrial secrets, intellectual property rights, financial information, the names and the nature of, business dealings with, suppliers, customers and others, and the other party's structure, organization, commercial and business affairs and financial condition and the other party's trade secrets (collectively "Confidential Information"). Each of XC and AJR acknowledges that the Confidential Information it obtains from the other party hereto constitutes the trade secrets of the disclosing party. AJR and XC each agrees that it shall keep the Confidential Information it receives from the other party hereto strictly confidential and shall not disclose any of the Confidential Information to any other person or entity, or take or use any of the Confidential Information for its own purposes, except as may be required in connection with the performance of its obligations under this Agreement or the enforcement of this Agreement. Notwithstanding the foregoing, a party may disclose the Confidential Information of the other party hereto: (i) if such Confidential Information becomes generally known or available to the public, other than due to a breach of this Agreement by the party receiving the Confidential Information hereunder; (ii) in connection with the enforcement of this Agreement; (iii) pursuant to applicable law, regulation or subpoena; or
(iv) if such Confidential Information was disclosed to either AJR or XC, as the case may be, by a source that was not bound, to the knowledge of the party receiving the Confidential Information, to a confidentiality obligation for the benefit of, or fiduciary relationship in favor of, the other party hereto. In furtherance of the confidentiality obligations set forth herein, AJR and XC will adopt and implement appropriate procedures intended to prevent the unauthorized disclosure of Confidential Information that it receives from the other party. The obligations of the parties pursuant to this Section 9 shall survive the expiration or termination of this Agreement.

          (b) In the event that XC and AJR, as applicable, is requested or required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar legal, judicial or regulatory process or as otherwise required by applicable law or regulation) to disclose any of the Confidential Information of the other party hereto, such person shall (i) provide the other party hereto with prompt prior written notice of such request or requirement,



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and (ii)  cooperate  with the  other  party so that the  other  party may seek a
protective  order  or  other  appropriate  remedy  or,  if  appropriate,   waive
compliance with the terms and provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or the other party waives compliance with the terms and provisions hereof, each of XC and AJR, as the case may be, may disclose only that portion of the Confidential Information that such person is advised by legal counsel in writing is legally required to be disclosed.

          (c) Each of XC and AJR agree that money damages would not be a sufficient remedy for any breach of the provisions of this Section 9 and that either XC and AJR, as the case may be, shall be entitled to equitable relief, including, without limitation, injunctive relief and specific performance (without being required to obtain a bond or post other security or prove actual damages), in the event of any breach or threatened breach of any of the provisions of this Section 9 by the other party, in addition to all other rights and remedies available to XC and AJR, as the case may be, whether at law, in equity or otherwise relating to such breach.

     10. Termination by XC.

          (a) XC may terminate this Agreement upon written notice to AJR upon the occurrence of any of the following events (each an "AJR Event of Default"):

                (i) AJR breaches any material term, provision or covenant of this Agreement on the part of AJR to be observed or performed and such breach is not cured within ten (10) days after written notice of the breach is given by XC; or

                (ii) Any representation or warranty made by AJR in this Agreement shall be materially false or misleading as of the date made; or

                (iii) AJR makes a general assignment for the benefit of creditors or has a custodian, receiver or similar official appointed over it or all or substantially all of its properties or assets; or

                (iv) AJR shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate AJR as bankrupt or insolvent, or seeking the reorganization, arrangement, adjustment, liquidation, dissolution or composition of AJR or its debts under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, dissolution or relief of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for AJR or for all or a substantial part of its properties or assets; or an involuntary case, proceeding or other action is commenced against AJR by any other party with respect to any of the foregoing, and in the case of any such involuntary case, proceeding or other action, such case, proceeding or other action is not stayed or dismissed within sixty (60) days of the commencement thereof; or

                (v) XC reasonably determines that AJR is using any of the Licensed Materials in a manner that is not permitted by, or inconsistent with, the limited rights granted to AJR hereunder.

                (vi) XC reasonably determines that its continued involvement with AJR or the Term will result in an adverse impact to XC's reputation.

          (b) Early Termination by AJR. AJR shall have the right to terminate this Agreement upon written notice to XC upon the occurrence of any of the following events (each an "AJR Event of Default"):

                (i) XC breaches any material term, provision or covenant of this Agreement on the part of XC to be observed or performed and such breach is not cured within ten (10) days after written notice of the breach is given by AJR; or

                (ii) Any representation or warranty made by XC in this Agreement shall be materially false or misleading as of the date made; or

                (iii) XC makes a general assignment for the benefit of creditors or has a custodian, receiver or similar official appointed over it or all or substantially all of its properties or assets; or

                (iv) XC shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate XC as bankrupt or insolvent, or seeking the reorganization, arrangement, adjustment, liquidation, dissolution or composition of XC or its debts under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, dissolution or relief of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for XC or for all or a substantial part of its properties or assets; or an involuntary case, proceeding or other action is commenced against XC by any other party with respect to any of the foregoing, and in the case of any such involuntary case, proceeding or other action, such case, proceeding or other action is not stayed or dismissed within sixty (60) days of the commencement thereof.

          (c) Rights Upon An Event of Default. In addition to the rights of termination set forth in Sections 11 (a) and (b), respectively, upon the occurrence of an AJR Event of Default or a XC Event of Default, as the case may be, the other party shall be entitled to all of its rights and remedies under this Agreement, applicable law, in equity or otherwise with respect to the actions or inactions that gave rise to the AJR Event of Default or the XC Event of Default, as the case may be. In addition, upon the occurrence of an AJR Event of Default any of the Warrants which have not been exercised shall automatically terminate and be void and all of the Shares and any shares of Common Stock issued in the exercise of the Warrants shall be purchasable by

XC at the purchase price of $1.00. Upon XC tendering the purchase price, AJR shall promptly deliver to XC the certificates for the Shares and any shares of Common Stock issued upon the exercise of the Warrants, together with duly executed blank stock powers.

     11. Indemnification.

          (a) AJR shall indemnify each XC Indemnified Party and hold each XC Indemnified Party harmless from and against any and all Losses incurred by any XC Indemnified Party, directly or indirectly, as a result of or based upon any of the following:

                (i) any breach by AJR of any of its agreements, covenants or obligations hereunder; or

                (ii) the use of any of the Licensed Materials in a manner that is not permitted hereby.

          (b) XC shall indemnify AJR and its directors, officers, employees, agents and attorneys and their respective successors and assigns (each an "AJR Indemnified Party") and to hold each AJR Indemnified Party harmless from and against any and all Losses incurred by any AJR Indemnified Party, directly or indirectly, as a result of or based upon, any of the following:

                (i) any breach by XC of any of its agreements, covenants or obligations hereunder; or

                (ii) a claim by any third party that the permitted uses of any of the Licensed Materials hereunder violates or infringes any of the trademarks, tradenames, servicemarks, servicenames or other intellectual property rights of such third party.

          (c) Either party seeking indemnification under this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification hereunder (the "Indemnifying Party") promptly after the Indemnified Party has actual knowledge of any claim as to which indemnity may be sought hereunder, and the Indemnified Party shall permit the Indemnifying Party (at the sole cost and expense of the indemnifying Party) to assume the defense of any claim or litigation resulting therefrom; provided, that: (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party; (ii) the Indemnified Party may participate in such defense, but only at the Indemnified Party's own cost and expense; and (iii) the omission by the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations hereunder, except to the extent that such omission results in a material impairment of the deficiencies to the Claims asserted.

          (d) The Indemnifying Party shall not, except with the prior written consent of the Indemnified Party, consent to entry of any judgment or administrative order or enter into any settlement that (i) could affect the intellectual property rights or other business interests of the Indemnified Party or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability with respect to such claim or litigation.

          (e) In the event that either (i) the Indemnifying Party does not assume the defense of the claim subject to indemnification within ten (10) business days after receiving written notice of the claim from the Indemnified Party pursuant to Section 12(c) hereof or (ii) the Indemnified Party shall reasonably and in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's intellectual property rights or ability to conduct future business, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or lawsuit relating to any such claim at the sole cost and expense of the Indemnifying Party.

          (f) For purposes hereof, the term "XC Indemnified Party" shall mean XC
and  its  directors,   officers,  employees,  agents  and  attorneys  and  their
respective successors and assigns.

          (g) For purpose hereof the term "Losses" shall mean out-of pocket costs and expenses.

          (h) Notwithstanding anything herein to the contrary, AJR's liability under this Section 11 shall not exceed One Hundred Fifty Thousand Dollars
($150,000). In addition, AJR's obligations under Section 11(a) above shall survive for a period of one (1) year after the date of this Agreement. Thereafter, AJR's obligations under Section 11(a) shall terminate and be of no further force and effect, except to the extent of any claims made thereunder by XC prior to such date, which claims shall survive. The indemnification obligations described in Section 11(a), including all limitations on such obligations, shall be the exclusive remedy of the XC Indemnified Parties for any Losses resulting from or based upon any breach by AJR of any of its agreements, covenants or obligations hereunder or the use of any of the Licensed Materials in a manner that is not permitted hereby.

     12. Independent Entities. This Agreement is being entered into by two (2) independent corporations and nothing herein shall create a partnership, joint venture, fiduciary or other relationship. Neither party has the right or shall represent to any other person or entity that it has the right to legally bind the other party hereto.

     13. Force Majeure. XC and AJR shall not be liable to the other for any delay or failure to perform its obligations hereunder which is principally the result of the occurrence of an Event of Force Majeure. In the event of any such delay or failure, XC or AJR, as applicable, shall immediately furnish written notice thereof and the reason therefor to the other party. The performance of XC or AJR, as applicable shall be deemed suspended so long as and to the extent that any such Event Force Majeure continues. XC or AJR, as the case may be, shall use its best efforts to cure or correct any such Event of Force Majeure and resume performance of its duties and obligations hereunder, within the shortest period of time possible. For purposes of this Agreement, the term "Event of Force Majeure" shall mean any of the following: war, sabotage, insurrection, riot, the act of any government (de facto or de jure) or any agency or subdivision thereof, acts of terrorism, accident, fire, explosion, flood, storm, hurricane or other acts of God or other similar acts beyond the reasonable control of XC or AJR, as the case may be, which prevents XC or AJR, as the case may be, from performing its obligations hereunder.

     14. Governing Law. This Agreement and all acts and transactions hereunder shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to any of its conflicts of laws principles which would result in the application of the substantive laws of another jurisdiction. This Agreement shall not be construed or interpreted with any presumption against the party that caused this Agreement to be drafted.

     15. Notices. Any and all notices, consents, instructions and other communications which are required or permitted to be given hereunder or made by one party hereto to the other party hereto shall be in writing and given as follows: (a) by personal delivery; (b) by first-class international mail
(postage prepaid); (c) by facsimile; or (d) by overnight delivery by a recognized international express courier company (all costs prepaid), at the following respective addresses or facsimile numbers, set forth below:


          If to XC:                 Xybernaut Corporation
                                    12701 Fair Lakes Circle, Suite 550
                                    Fairfax, VA  22033
                                    Fax:  703-631-6734
                                    Attention: Mr. Edward G. Newman
                                               President

          with copies to:           Xybernaut Corporation
                                    12701 Fair Lakes Circle, Suite 550
                                    Fairfax, VA  22033
                                    Fax:  703-631-6734
                                    Attention:  H. Jan Roltsch-Anoll, Esq.
                                                General Counsel

                                    and

                                    Jenkens & Gilchrist Parker Chapin LLP
                                    405 Lexington Avenue
                                    New York, NY  10174
                                    Fax:  212-704-6288
                                    Attention:    Martin Eric Weisberg, Esq.

          If to AJR:                Alex Job Racing, Inc.
                                    551 Southridge Industrial Drive
                                    Tavares, FL 32778
                                    Fax:  (703) 343-3890
                                    Attention:  Alex Job


or at such other address or facsimile number as either party hereto may designate by notice to the other party hereto in accordance with this Section
15. All such notices, consents, demands, instructions and other communications shall be deemed given (a) on the date delivered, if delivered, personally; (b) or on the date received if mailed, by first-class international mail (with all postage prepaid); (c) on the date of the facsimile transmission, if received on a business day between the hours of 9:00 a. m. and 6:00 p. m. in the time zone of the intended recipient or on the next business day if received after that time, in each case with an automatic machine confirmation indicating the time of receipt; or (d) on the second business day after delivery to a recognized international overnight express courier company (with all costs prepaid).

     16. Consent to Jurisdiction. The parties hereby unconditionally and irrevocably consent to the exclusive jurisdiction of the courts of the Commonwealth of Virginia located in Fairfax County and the Federal District Court for the Northern District of Virginia with respect to any action, suit or any proceeding to enforce this Agreement and unconditionally and irrevocably waive the right to trial by jury in any such action, suit or other proceeding. Each of the parties hereby unconditionally and irrevocably waives any right to challenge the jurisdiction of such courts or to assert that such courts constitute an inconvenient forum or that venue in such courts is improper. A party that prevails in any action, suit or other proceeding to enforce this Agreement shall be entitled to be reimbursed for its costs and expenses incurred in connection therewith (including, without limitation, reasonable attorney's fees and disbursements).

     17. Assignment. Neither this Agreement nor any of the rights, duties and obligations of the parties hereunder may be assigned or delegated by XC or the AJR, as the case may be, without the prior written consent of the other party hereto. Any such assignment or delegation made without the written consent of the other party hereto shall be ab inito null and void and of no force or effect. This Agreement and the provisions hereof shall be binding upon each of the parties hereto, and shall inure to the benefit of their respective successors (whether by merger, consolidation, recapitalization or other similar transaction) and permitted assigns, sublicensees or delegatees.

     18. Severability. If any term, provision or condition of this Agreement, or the application thereof to any person or circumstance, shall be held by a court or other tribunal of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of this Agreement, and the application of such term, provision or condition to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable shall be unaffected thereby, and each term, provision and condition of this Agreement shall be enforced to the fullest extent permitted by applicable law.

     19. Further Assurances. The parties agree to do such further acts and things and to execute and deliver such additional documents and instruments as the other party may reasonably request in order to consummate, evidence or confirm the agreement of the parties contained herein in the manner contemplated hereby.

     20. Amendment: Waiver. This Agreement may not be modified, amended, changed or supplemented, nor may any obligations hereunder be waived or extensions of time for performance be granted, except by a written instrument executed by each of the parties hereto. No waiver of any breach of any agreement, covenant or provision herein contained shall be deemed to be a waiver of any preceding or succeeding breach thereof or of any other agreement, covenant or provision herein contained. Any waiver granted in accordance with the terms of this Agreement shall be limited to the specific instance and purpose for which it is granted.

     21. Entire Agreement. This Agreement, together with the Schedule attached hereto, sets forth the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and it supersedes all prior and/or contemporaneous understandings and agreements (whether written or oral) with respect to such subject matter, all of which are merged herein. There are no covenants, promises, agreements, conditions, understandings, representations or warranties with respect to the subject matter hereof, except those expressly set forth herein. All indemnification obligations of the parties hereunder shall survive the expiration or termination of this Agreement.

     22. Counterparts, etc. This Agreement may be executed in two (2) or more counterparts (including, without limitation, by means of a facsimile signature), each of which shall be deemed an original, but all of which, when together constitute one and the same instrument. Section headings in this Agreement have been inserted for convenience of reference only and they shall not affect the construction or interpretation of any term or provisions of this Agreement. The use of the singular shall be deemed to include the plural, and the use of the masculine shall be deemed to include the feminine and the neuter, and vice versa, wherever the context so requires.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the year and day first above written.

                                  XYBERNAUT CORPORATION



                                  By:
                                      ------------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                  ALEX JOB RACING, INC.



                                  By:
                                      ------------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

SCHEDULE A

                          Licensed Materials


1.       Xybernaut(R);
2.       Mobile Assistant(R);
3.       MA(R)V;
4.       XyberKids(TM); and
5.       The Xybernaut logo:



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